KINARK CORPORATION AND SUBSIDIARY
              UNAUDITED PRO FORMA BALANCE SHEET
                      DECEMBER 31, 1999

                                                        Pro Forma
                              Kinark      Pro Forma         As
(Dollars in Thousands)       12/31/99    Adjustments     Adjusted
                             --------    -----------    ---------
ASSETS
------
Cash & cash equivalents      $    253       $    (85)    $    168
Trade receivables, net          6,229           (912)       5,317
Inventories                     4,799            (28)       4,771
Other current assets              629            (95)         534
Deferred tax asset, net           693           (162)         531
Net assets of discontinued
   operations                     ---          1,254        1,254
                               ------         ------       ------
     Current Assets            12,603            (28)      12,575

Property, plant and
   equipment, net              18,160         (1,488)      16,672
Goodwill                        3,765            ---        3,765
Other assets                      181            (76)         105
                               ------         ------       ------
     Total Assets            $ 34,709       $ (1,592)    $ 33,117
                               ======         ======       ======

LIABILITIES & STOCKHOLDERS' EQUITY
----------------------------------
Current portion of long-
   term obligations          $  1,131       $    (12)    $  1,119
Trade accounts payable          1,404           (214)       1,190
Accrued liabilities             2,868         (1,209)       1,659
                               ------         ------       ------
     Current Liabilities        5,403         (1,435)       3,968

Deferred tax liability, net       458            ---          458
Pension & related liabilities     309           (156)         153
Long-term obligations           9,986             (1)       9,985
                               ------         ------       ------
     Total Liabilities         16,156         (1,592)      14,564

Common stock                      819           ---           819
Additional paid-in capital     17,364           ---        17,364
Retained earnings               6,350           ---         6,350
Treasury stock                 (5,980)          ---        (5,980)
                               ------         ------       ------
   Total Stockholders' Equity  18,553           ---        18,553

     Total Liabilities and
       Stockholders' Equity  $ 34,709       $ (1,592)    $ 33,117
                               ======         ======       ======